Exhibit 10.5
Translated from Hebrew

SHAREHOLDERS AGREEMENT

Executed and signed in Tel-Aviv on this 5th day of the month of October, 2006

BY:	Del-Ta Engineering Equipment Ltd.
(Company No. 510463482)
Of 8 Shaul Hamelech Street, Tel-Aviv
(Hereinafter: “Delta”)

On the One Part;

AND BETWEEN:	David Rivel
I.D. 65567117
Of 24 Arava Street, Omer
And/or any corporation within his control
(Hereinafter: “Rivel”)

On the Second Part;

(Together will be referred to below as: “The Parties”)

WHEREAS:	Delta and Rivel are shareholders in the RRSat Global Communications Network Ltd. Company (Company No. 510896293)(hereinafter: “The Company”);

AND WHEREAS:

The Company began proceedings to promote the issuance of its shares to the public (hereinafter – “The Public Offering”) and registering them to be traded on the “NASDAQ” Stock Exchange in New York, USA (hereinafter, also: “The Stock Exchange”);

AND WHEREAS:

The parties are interested in setting in writing, in detail, the consents and understandings between them in connection with their holdings in the company, subject to and following the public offering;

Therefore It Is Declared, Stipulated And Agreed Between The Parties As Follows:

1.                           Preamble, Captions and Appendices

1.1                     The preamble to this agreement and the appendices attached hereto constitute an integral part hereof.

1.2                     The captions of the sections in this agreement are for convenience purposes and are not part of the provisions in this agreement nor will any meaning be given to then upon construing this agreement and/or any of its provisions.

2.                           Granting Voting Rights To Rivel Pertaining To The Appointment Of Directors in Delta.

2.1                     Rivel hereby undertakes, irrevocably, that on the date this agreement takes effect as specified in Section 6.1 below, Delta will make all the voting rights attached to the shares in the company held by Rivel and/or any corporation within his control that holds shares in the company with respect to the appointment of directors in the company, removing them from office, substituting them and/or replacing them available to Delta (hereinafter: “Voting Rights for the appointment of Directors”), subject to and in accordance with the terms of this agreement. Delta will be entitled to make use of the voting rights for the appointment of Directors as noted in the company’s general meetings at its absolute discretion subject to and in accordance with the provisions of this agreement.

2.2                     For the foregoing purpose, on the date this agreement takes effect, as specified in Section 6.1 below, Rivel will give Delta an irrevocable power of attorney authorizing it to participate and vote by virtue of the shares in the company held by Rivel (whether directly or indirectly, through a corporation within his control), as they exist from time to time (hereinafter: “Rivel’s Shares”), at the general meeting of any type in the company with respect to the appointment of directors in the company, removing them from office, substituting them and/or replacing them, in the format attached hereto as Appendix “A” to this agreement (hereinafter: “The Power of Attorney”).

For the sake of removing any doubt it is hereby clarified that “Rivel’s shares” include all Rivel’s shares as they exist from time to time.

2.3                     In addition to granting the power of attorney, as noted in Section 2.1 above, Rivel will grant Delta additional specific powers of attorney (or any other document necessary in connection thereto) for the purpose of exercising the voting rights for the appointment of directors with respect to Rivel’s shares if and insofar as necessary by Delta.

2.4                     Likewise, at Delta’s request, Rivel will give Delta confirmation of ownership (or any other similar document) attesting to his holdings in the company on the determinative date to be determined for each company general meeting in order to exercise the voting rights for the appointment of directors attached to Rivel’s shares by Delta.

2.5                     To remove all doubts it is clarified that subject to the fulfillment of Delta’s obligations in Section 3 below, Delta will be entitled to exercise its voting rights to appoint directors pertaining to Rivel’s shares by means of the power of attorney or the specific powers of attorney as noted above at its absolute discretion. Without derogating from the generality of the foregoing, Delta will advise Rivel, at least 72 hours in advance with respect to the manner by which it is to exercise its voting rights to appoint directors. Rivel undertakes to perform any additional reasonable actions necessary in order to realize the above in this Section 2.

3.                           Appointment Of Directors To The Company Pursuant To Rivel’s Recommendation

Delta hereby undertakes that so long as this agreement is in effect Delta will exercise all the voting powers it has and will have in the company by virtue of its holdings of shares in the company and by virtue of the power of attorney to exercise the voting rights to appoint directors attached to Rivel’s shares, by such a manner that Rivel (or someone on his behalf, in accordance with a written notice to be sent from Rivel to Delta) will be appointed as director in the company. To remove any doubt, the foregoing will not prejudice Delta’s right to exercise its voting power and voting rights to appoint directors attached to Rivel’s shares in order to remove Rivel (or whomever is appointed at his request) from office as director or replace him by another, at its discretion, with the exception of the dismissal of Rivel from his position as Chief Executive Officer of the Company, with objection from all members of the Board of Directors that were appointed by Delta. In that event Delta will be obliged to ensure retention of the office by Rivel as a director of the Company.

4.                           Restrictions Upon The Transfer Of Shares In The Company

Commencing from the date this agreement takes effect as specified in Section 6.1 below, a transfer and/or sale of Rivel shares, in whole or in part, directly or indirectly, for consideration or without consideration, will be subject to the provisions of this Section 4 below. For the sake of removing any doubt it is hereby clarified that any transfer or sale of shares and/or other securities in the company by Rivel contrary to the provisions of this agreement will be considered invalid and null and void.

4.1                     Restrictions Upon The Transfer Of Rivel Shares Pursuant To A Transaction Other Than On The Stock Exchange

4.1.1                        If Rivel wishes to transfer and/or sell and/or grant Rivel’s shares or any part of them, whether alone or together with others, whether for consideration or without consideration, directly or indirectly, by a transaction other than on the Stock Exchange, he must first offer the shares he is interested in transferring as above to Delta and Delta will have a preemptory right to purchase the shares being offered for such a transfer as specified below.

4.1.2                        Rivel will notify Delta in writing of the number of shares that are being offered for sale as above in Section 4.1.1 (hereinafter: “The Shares Being Offered External to the Stock Exchange”),

the price and the requested terms of such a sale (hereinafter: “The Sales Notice”).

4.1.3                        Delta will have the right to purchase the shares being offered external to the Stock Exchange at the price and pursuant to the terms stipulated in the sales notice within 7 days of receipt thereof, and this by giving written notice to Rivel of its intent to do so provided that it purchases all the shares being offered external to the Stock Exchange (hereinafter: “Delta’s Notice).

4.1.4                        In the event that Delta does not exercise its right to purchase all the rights offered external to the Stock Exchange within the specified period above and/or Delta notifies in writing prior to then that it does not wish to purchase the shares offered external to the Stock Exchange (hereinafter: “The Refusal Notice”) then Rivel will have the right to sell the shares offered external to the Stock Exchange, during 75 days commencing from the end of the last date for Delta to give notice or the date it gave the refusal notice, the earlier of the two, provided that the shares being offered external to the Stock Exchange are not sold at a preferred price or terms to a third party than the price and terms as offered to Delta in the sales notice.

4.1.5                        Shares that were not sold by Rivel within the 75 days as noted above will be subjected again to the provisions of this Section 4.

4.2                     Restrictions Upon The Sale Of Rivel Shares On The Stock Exchange

4.2.1                        If Rivel wishes to sell Rivel shares or any part of them on the stock exchange whether by himself or through the framework of an accepted “blind trustee” in relation to the sale of shares by interested parties in certain periods, the following provisions will apply as specified below.

4.2.2                        Rivel (including his trustee) will notify Delta in writing (hereinafter: “The Stock Exchange Sales Notice”) of the number of shares being offered for sale on the stock exchange as noted in Section 4.2.1 above (hereinafter: “The Shares Being Offered On The Stock Exchange”) at a price per share equal to the weighted average of sales of the Company shares sold on the Stock Exchange on the day preceding the date of delivery of the Sale Notice in the Stock Exchange (Namely, the average will be determined according to the number of shares sold and their price during the course of different transactions on the same day of trading) (hereinafter: “The Average Stock Exchange Share Price”).

4.2.3                        Delta will have the right to agree to purchase the shares being offered on the stock exchange, in whole or in part, in accordance with its exclusive discretion within 24 hours of the date it receives the stock exchange sales notice and this by giving written notice to Rivel (or someone on his behalf) of its desire to do so (hereinafter: “The Acceptance Notice”).

4.2.4                        If Delta gave Rivel (or someone on his behalf) the acceptance notice, as noted above, Delta will purchase from Rivel the shares included in the acceptance notice, by a transaction external to the stock exchange, within 2 trading days of the date of delivery of the acceptance notice and the purchase price of each share included in the acceptance notice will be the average price per share on the stock exchange, as defined above.

4.2.5                        In the event that Delta does not exercise its right to purchase all the shares being offered on the stock exchange within the period specified above Rivel will be entitled to sell, on the stock exchange, the remaining shares being offered on the stock exchange pertaining to which Delta did not give an acceptance notice as noted above insofar as such shares exist (hereinafter: “The Remaining Shares Being Offered On The Stock Exchange”), for five (5) business days following the last day for it to give an acceptance notice (hereinafter: “The Last Date To Sell The Shares On The Stock Exchange”).

4.2.6                        It is hereby agreed that if Rivel sold on the stock exchange, the remaining shares being offered on the stock exchange, in whole or in part, at a given price (hereinafter: “The Actual Sales Price”), by the last date to sell the shares on the stock exchange, then Delta will indemnify Rivel a sum to be calculated on the basis of the difference (insofar as a positive difference exists as noted below: “The Amount Of The Difference For Compensation”) between:

(i)                         The Average (Weighted) Stock Exchange Share Price (as defined above) and between

(ii)                      The weighted average of actual sales prices;

Rivel undertakes to act in good faith and to take all reasonable measures, under the circumstances at hand, in order to sell the shares being offered on the stock exchange at the best price considering market conditions on the relevant date.

Subject to the above Delta will pay Rivel, within 14 days from the final sale of shares on the Stock Exchange, compensation at an amount equal to the amount of the difference for compensation whereby this amount is multiplied by the lower of the following: (a) the number of shares actually sold by Rivel out of the balance of shares offered through the Stock Exchange as aforementioned; or (b) the number of shares of the Company that were sold on the day of trading preceding the delivery of the Sale Notice in the Stock Exchange.

For the sake of removing any doubt it is hereby clarified that Rivel will not be entitled to indemnification from Delta if he sells, on the stock exchange, the remaining shares being offered on the stock exchange, in whole or in part, at an average price equal to the Average Stock Exchange Share Price or a higher price.

Shares that were not sold by Rivel within 5 trading days as abovementioned will again be subject to this section 4.

4.2.7                        It is hereby agreed that notwithstanding the above in this agreement any notice that one party is required to send to the other party pursuant to this section will only be hand delivered or sent by electronic mail or facsimile (i.e. will not be sent by registered mail and/or any other means). Any such notice will be considered as if reaching the addressee if hand delivered – immediately upon delivery, and if sent by electronic mail or facsimile – at the time it is received provided that the sender ensures by telephone that the notice is in fact received by the recipient.

It is further agreed, that the parties will perform every action and will deliver all reports or notices required by the law, as far as the requirement in relation to the performance and implementation of the arrangements described in section 4 above. Rivel is obliged to direct any person that acts on his behalf in the sale of his shares (including a trustee that was appointed for this purpose), to act in accordance with the terms of this section 4, and this without derogating from Rivel’s liability to fulfill the obligations in accordance to this section.

5.                           Transfers are Permitted

Notwithstanding the aforesaid in Section 4 the foregoing right of first offer will not apply to a transfer of shares in the company from Rivel to a corporation within Rivel’s control provided that the Transferee corporation undertakes to assume all the provisions of this agreement as a condition precedent to receiving the shares. In this respect, “A Corporation Within Rivel’s Control” means a corporation in which Rivel holds 50.1% or more of the capital and voting rights therein and whereby the rest of the capital and voting rights (if such exist) are held by Rivel’s wife and/or children.

6.                           Agreement Period

6.1                     This agreement will take effect (including all the rights and undertakings contained herein) on the closing date of the public offering, i.e. commencing from the date of completing the registration of the company’s shares on the “NASDAQ” Stock Exchange in New York, USA (hereinafter: “The Suspending Condition” or The Determinative Date”), pursuant to the matter at hand), for an initial period of three years from the determinative date (hereinafter: “The Basic Agreement Period”). At the end of each year from the Determinative Date the basic agreement period will be extended for an additional year (hereinafter: “The extended agreement period”). Notwithstanding the above during the month of April of each calendar year each of the parties will be entitled to notify the other in writing of its intention not to extend the agreement period for an additional year and in such an instance the agreement will come to an end at the end of the basic or extended agreement period, pursuant to the matter at hand.

6.2                     Notwithstanding the foregoing, if for any reason the suspending term is not fulfilled within 4 months from the date of signing this agreement, this agreement will be null and void and no party will have any claim or assertion against the other.

6.3                     Notwithstanding the foregoing, this agreement will come to an end in and of itself (hereinafter: “The Agreement Termination Date”), that will apply 30 days after each of the following:

6.3.1                                                                        the date upon which Rivel’s and Delta’s total cumulative holdings of Company’s shares falls below 47% of the paid up and issued share capital of the Company, however, if at the end of the Agreement Termination Date, Rivel’s and Delta’s total cumulative holdings of Company’s shares exceeds 47% of the issued and paid company share capital and in such an instance no party will have any claim or assertion against the other.

6.3.2                                                                        The date upon which Rivel’s term of office as Chief Executive Officer of the Company is ended other than in the case Delta and all directors serving on its behalf objected to such a decision.

For the avoidance of doubt, it is clarified that, the intention of clause 6.3.2 aforementioned is not to fetter the discretion of the directors of the Company serving on Delta’s behalf to obligate them to vote against the decision of dismissal.

6.4                     Taking the above into account, and the purpose of this agreement as an agreement that is intended to organize the parties relationships as shareholders in the company and subject to the provisions of this Section 6 and the provisions of the law, hence with the passing of time in and of itself, under no circumstances, will there be grounds to rescind this agreement and it will remain in effect without any limitation of time.

7.                           General

7.1                     This agreement expresses all the consents between the parties and replaces and nullifies any representation and consent, in writing or oral, that was in existence, if in existence, between the parties concerning the above matter prior to signing this agreement.

7.2                     The parties’ addresses are as specified in the preamble to this agreement. Any notice sent from one party to the other pursuant to the addresses above will be considered as if reaching the recipient if sent by mail – within 3 business days from the date it was delivered to be dispatched by registered mail from a post office in Israel, if hand-delivered – immediately upon its delivery and if sent by electronic mail or facsimile – on the date it is received provided that the sender ensured, by telephone, that it was received by the recipient.

7.3                     Any of the parties rights and/or undertakings pursuant to the provisions of this agreement, in whole or any part hereof, cannot be assigned, endorsed and/or transferred and/or charged unless with the other party’s advance and written consent.

Notwithstanding the above it is hereby agreed that Delta will be entitled to assign or endorse, whether directly or indirectly, all its rights and undertakings under this agreement within a transfer or sale of its holdings in the company to a corporation within its control and/or to a corporation that controls it and/or to a corporation in control of a corporation that controls it, provided that the Transferee corporation assumes the provisions of this agreement as a condition precedent to such an assignment or endorsement.

7.4                     No waiver, extension, reduction or abstention from acting in a timely manner by any of the parties will be considered a waiver of any of its rights nor will it serve as a bar to any claim.

7.5                     Any amendment of this agreement or waiver by any party of a right granted to it will not be valid unless executed in writing and signed by both parties.

7.6                     To remove any doubt it is hereby clarified that the laws of the State of Israel will apply to this agreement and it will be interpreted pursuant thereto. The exclusive jurisdiction over any dispute or differences of opinion between the parties in connection with this agreement and performance hereof will be granted exclusively to the competent courts in the city of Tel-Aviv, pursuant to the matter at hand and only to those courts.

In Witness Hereof The Parties Have Hereto Set Their Hands:

(-)	(-)
Del-Ta Engineering Equipment Ltd.	David Rivel

APPENDIX “A”

POWER OF ATTORNEY

I the undersigned, David Rivel, I.D. 65567117, of                     Street,                    as owner and/or holder of shares in the RRSAT Global Communications Network Ltd. Company (Company No. 510896293) (hereinafter: “The Company”) hereby irrevocably, grant power of attorney to each one of those listed below, to appear, participate and vote in my name and instead of me, at their absolute discretion, at the company’s general meetings of any type that are convened commencing from the date of signing this power of attorney, pertaining to any matter on the agenda regarding the appointment of directors in the company, removing them from office, substituting and/or replacing them, and this in return of all the shares I own in the company (whether directly or indirectly by means of a corporation within my control) as they may be from time to time.

Below are the names of the powers of attorney:

1.                                       Del-Ta Engineering Equipment Ltd., Company No. 510463482.

2.                                                                                                 ,                                         .

3.                                                                                                 ,                                         .

4.                                                                                                 ,                                         .

In Witness Hereof I Hereto Set My Hands On This      Day In

David Rivel

Addendum to Shareholders Agreement dated 5.10.2006

Executed and signed in Tel-Aviv on this 26th day of the month of October, 2006

BY:	Del-Ta Engineering Equipment Ltd.
(Company No. 510463482)
of 8 Shaul Hamelech Street, Tel-Aviv
(Hereinafter: “Delta”)

On the One Part;

AND:	David Rivel
I.D. 65567117
of 24 Arava Street, Omer
and/or any corporation within his control
(hereinafter: “Rivel”)

On the Second Part;

(together, referred to below as the “parties”)

WHEREAS:	Delta and Rivel are shareholders of RRSat Global Communications Network Ltd. (Company No. 510896293) (hereinafter: “the Company”); and

WHEREAS:

the Company began proceedings to issue its shares to the public (hereinafter: “the Public Offering”) and register them for trading on the “NASDAQ” Stock Exchange in New York, USA (hereinafter, also: “the Stock Exchange”); and

WHEREAS:	the parties entered into an agreement on 5.10.2006 in connection with their holdings in the Company, subject to and following the Public Offering (hereinafter: “the Agreement”); and

WHEREAS:

the parties understand that so long as the Agreement between the parties is in effect and for the period thereafter required by law, the parties will be deemed a “Group/Holder” for purposes of Rule 144 (hereinafter: “Rule 144”) of the rules of the Securities and

Exchange Commission of the U.S.A. (hereinafter: “the Commission”) with respect to the amount of restricted shares of the Company (Restricted Shares) that is permitted to be sold as on the Stock Exchange (hereinafter: “the Permitted Amount”) and which is exempt from registration (Registration) (hereinafter: an “Exempt Sale”); and

WHEREAS:

the parties are interested to settle their activity with respect to submitting Forms 144 in connection with expected sales of their shares (hereinafter: “Sale Notices”) and the consummation of Exempt Sales in accordance with Rule 144;

Therefore it is declared, stipulated and agreed between the parties as follows:

1.         The preamble to this addendum constitutes an integral part hereof.

2.         All terms used in this addendum shall have the meanings ascribed to them in the Agreement, unless explicitly provided otherwise.

3.         Each party shall be permitted to submit a Sale Notice to the Commission.  Any party submitting such a Sale Notice shall send a copy to the other party within one business day.

4.         It is agreed, that subject to Section 5 below, each party shall be permitted to sell shares up to one half of the Permitted Amount on the date of sale (after deducting any amount of shares that was sold by such party out of the Permitted Amount).  Each party shall notify the other party in writing of the consummation of an Exempt Sale following its consummation.

5.         Notwithstanding Section 4 above, it is agreed that in each quarter during the First Period (as defined below), the parties shall be permitted to sell on the Stock Exchange the Permitted Amount, in the proportion and in the preference, set forth below:

                                5.1           First, Rivel shall be permitted to sell up to 1% of the issued share capital of the Company;

                                5.2           Second, Delta shall be permitted to sell up to 1% of the issued share capital of the Company, if any portion of the Permitted Amount is available beyond the amount set forth in Section 5.1;

                                5.3           Third, each of the parties shall be permitted to sell up to one half of the remainder of the Permitted Amount beyond the amounts set forth in Section 5.1 and 5.2 above.

Each party shall notify the other party in writing of the consummation of an Exempt Sale following its consummation.

For purposes of this Section, the “First Period” shall mean the period beginning at the end of the lock-up period set forth in the underwriting agreement for the Public Offering, and ending on the date the earlier occurs: (i) nine months after the beginning of the period stated above; or (ii) Rivel sold after the Public Offering, in the Stock Exchange or in transactions not through the Stock Exchange (including sales by Rivel to Delta in any way, including pursuant to Sections 4.1 and 4.2 of the Agreement), an aggregate amount of shares of the Company constituting 3% of the issued share capital of the Company.

For the avoidance of doubt, this Section shall expire at the end of the First Period, as defined above.

6.         Seven business days prior to the end of the Exempt Sale period set forth in a Sale Notice submitted, each party that sold prior to the relevant date its full portion of the Permitted Amount shall be permitted to request the other party that did not sell its full portion of the above-referenced Permitted Amount, to sell additional Restricted Shares up to a cap of the remaining unused balance of the other party’s portion of the Permitted Amount.  Subject to the above, the other party shall not deny the request other than for reasonable reasons, which shall be delivered in writing to the requesting party, within two business days from the date of the request.

For purposes of notices under this section, the provisions of Section 4.2.7 of the Agreement shall apply.

It is agreed, that if Delta permits Rivel to sell additional Restricted Shares up to Delta’s unused balance in accordance with this section above ((hereinafter: the “Additional Amount”), and Rivel notifies Delta of his intention to sell the Additional Amount or a portion thereof in accordance with Section 4.2 of the Agreement, but Delta does not exercise its right to purchase the Additional Amount or a portion thereof subject to and in accordance with Section 4.2 of the Agreement, then Rivel shall not be entitled to be indemnified by Delta with respect to the Additional Amount in accordance with Section 4.2.6 of the Agreement, and the remaining provisions of Section 4.2 of the Agreement shall not be effected.

7.         For the avoidance of any doubt, the provisions of this addendum shall not change in any way existing provisions of the Agreement, including the parties’ obligations pursuant to Section 4.2 of the Agreement with respect to limitations on sales of Rivel’s shares in the Stock Exchange.  For the avoidance of any doubt, the provisions of this addendum shall remain in effect so long as the Agreement remains in effect.  This addendum shall terminate on the date the Agreement terminates for whatever reason.

In Witness Hereof The Parties Have Hereto Signed:

(-)	(-)
Del-Ta Engineering Equipment Ltd.	David Rivel